Exhibit 99.1

[Omitted Graphic Reference]

NASDAQ: WASH

Contact: Elizabeth B. Eckel
Senior Vice President, Marketing
Telephone: (401) 348-1309
E-mail: ebeckel@washtrust.com
Date: July 24, 2006
FOR IMMEDIATE RELEASE

Washington Trust Second Quarter Earnings Up 9.5%

Westerly, Rhode Island…Washington Trust Bancorp, Inc. (NASDAQ Global Market; symbol: WASH), parent company of The Washington Trust Company, today announced second quarter 2006 net income of $6.2 million, up 9.5 percent from the $5.6 million reported for the second quarter of 2005. On a diluted earnings per share basis, the Corporation earned 45 cents for the second quarter of 2006, up 4 cents, or 9.8 percent, from the 41 cents earned for the same quarter in 2005. The returns on average equity and average assets for the quarter ended June 30, 2006 were 15.28% and 1.02%, respectively, compared to 14.58% and 0.97%, respectively, for the comparable quarter in 2005.

"We're pleased with our second quarter performance in light of an extremely challenging interest rate environment," stated John F. Treanor, Washington Trust President and Chief Operating Officer.

Net income for the six months ended June 30, 2006 amounted to $12.3 million, an increase of 10.9 percent from the $11.0 million reported for the same period a year ago. On a diluted earnings per share basis, the Corporation earned 89 cents for the first half of 2006, up 8 cents from the 81 cents reported for the first half of 2005. The returns on average equity and average assets for the six months ended June 30, 2006 were 15.19% and 1.02%, respectively, compared to 14.39% and 0.95%, respectively, for the comparable period in 2005.

Net interest income totaled $15.2 million for the second quarter of 2006, up 1.6 percent from the second quarter a year ago. In the second quarter of 2006, no dividend income was recognized nor included in net interest income on the Corporation’s investment in Federal Home Loan Bank of Boston (“FHLB”) stock due to a timing change made by the FHLB in its dividend payment schedule. The Corporation estimates that it would have otherwise recorded approximately $450 thousand of FHLB stock dividend income in the second quarter. The FHLB has indicated that it intends to pay dividends during the third quarter with a catch-up for the delayed dividend, although the amout of such dividends has not yet been announced.

-M O R E-

Washington Trust
Page Two, July 24, 2006

The net interest margin (annualized tax-equivalent net interest income as a percentage of average earning assets) for the second quarter of 2006 amounted to 2.75%, down 9 basis points from the first quarter of 2006. The decline in the net interest margin on a linked quarter basis was largely due to the FHLB dividend schedule change, which was approximately 8 basis points. The continuing rise in short-term interest rates in the first half of 2006, combined with the shift in the deposit mix has also affected the margin.

Excluding net realized gains on securities, noninterest income amounted to $10.7 million in the second quarter of 2006, an increase of 53 percent from the same quarter of 2005. This increase is primarily attributable to higher revenues from wealth management and trust services, mainly due to the acquisition of Weston Financial Group, Inc. (“Weston Financial”) in the third quarter of 2005.

Wealth management and trust services, the largest component of noninterest income, totaled $6.2 million for the second quarter of 2006, up $2.7 million, or 77 percent, from the second quarter of 2005. As previously stated, this increase was primarily attributable to the acquisition of Weston Financial completed on August 31, 2005. Revenue from wealth management and trust services is largely dependent on the value of assets under administration and is closely tied to the performance of the financial markets. Assets under administration totaled $3.425 billion at June 30, 2006, up $153 million, or 5 percent, from $3.272 billion at December 31, 2005. The increase is due to business development efforts and, to a lesser extent, financial market appreciation.

In the second quarter of 2006, Washington Trust recognized $765 thousand of net realized gains on sales of securities, primarily equity securities. Approximately $381 thousand of the gains resulted from the Corporation’s annual contribution of appreciated equity securities to the Corporation’s charitable foundation. The cost of the annual contribution, which was included in noninterest expenses, amounted to $513 thousand for the second quarter of 2006. Washington Trust made its 2005 annual contribution to the charitable foundation in the fourth quarter of 2005. The remainder of the net realized gains recognized in the second quarter of 2006 resulted primarily from the market sale of appreciated equity securities.

Noninterest expenses amounted to $17.3 million for the quarter ended June 30, 2006 an increase of $3.9 million, or 29 percent, over the comparable quarter a year ago. Approximately $2.1 million, or 54 percent, of this increase was attributable to the operating expenses of Weston Financial.

-M O R E-

Washington Trust
Page Three, July 24, 2006

Total assets were $2.432 billion at June 30, 2006, up from $2.402 billion at December 31, 2005. Loan growth was modest in the first half of 2006, with total loans increasing by $29.4 million, or 2.1 percent. Total commercial and commercial real estate loans rose by $10.9 million, or 2.0 percent. Residential mortgages increased by $6.5 million, or 1.1 percent, in the first six months of 2006. Consumer loans rose by $12.0 million, or 4.6 percent, led by growth in home equity loans. The securities portfolio was little changed, up $2.3 million during the six months ended June 30, 2006.

Total deposits totaled $1.671 billion at June 30, 2006, up $31.5 million, or 1.9 percent, from December 31, 2005. Excluding a $16.0 million increase in brokered certificates of deposit, in-market deposits were up $15.5 million, or 1.1 percent, during the first six months of 2006. Due to increases in short-term interest rates, the Corporation has continued to experience a shift in the mix of deposits away from savings accounts and into premium money market accounts and certificates of deposit. FHLB advances decreased by $1.7 million during the first half of 2006.

Asset quality, as measured by the level of nonperforming assets, remained strong during the first half of 2006. Nonperforming assets (nonaccrual loans and property acquired through foreclosure) totaled $2.4 million, or 0.10% of total assets, at June 30, 2006, essentially unchanged from a year ago. Net charge-offs amounted to $38 thousand in the first half of 2006, compared to net loan recoveries of $71 thousand for the same period a year ago.

The allowance for loan losses was $18.5 million, or 1.29% of total loans, at June 30, 2006, compared to $17.4 million, or 1.30% of total loans, at June 30, 2005. The Corporation’s loan loss provision charged to earnings amounted to $300 and $600 thousand, respectively, for the three and six months ended June 30, 2006, consistent with the amounts recorded in 2005.

Total shareholders’ equity amounted to $161.3 million at June 30, 2006, compared to $158.4 million at December 31, 2005. Book value per share as of June 30, 2006 and December 31, 2005 amounted to $12.01 and $11.86, respectively.

- M O R E -

Washington Trust
Page Four, July 24, 2006

Washington Trust President and Chief Operating Officer John F. Treanor, and David V. Devault, Executive Vice President, Secretary, Treasurer, and Chief Financial Officer, will host a conference call on Monday, July 24, at 4:30 p.m. (Eastern Time) to discuss the Corporation’s second quarter results. This call is being webcast by VCall and can be accessed through the Investor Relations section of the Washington Trust website, www.washtrust.com. A replay of the call will be posted in this same location on the website shortly after the conclusion of the call. You may also listen to a replay by dialing (877) 660-6853, and entering Account #: 286 and Conference ID #: 207175. The replay will be available until 11:59 p.m. on July 31, 2006.

Washington Trust Bancorp, Inc. is the parent of The Washington Trust Company, a Rhode Island state-chartered bank founded in 1800. Washington Trust offers personal banking, business banking and wealth management services through its offices in Rhode Island, Massachusetts and southeastern Connecticut. Washington Trust Bancorp, Inc.’s common stock trades on the NASDAQ Global Market® under the symbol WASH. Investor information is available on the Corporation’s web site: www.washtrust.com.

# # #
This report contains certain statements that may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  The actual results, performance or achievements of the Corporation could differ materially from those projected in the forward-looking statements as a result, among other factors, of changes in general national or regional economic conditions, changes in interest rates, reductions in the market value of wealth management and trust assets under administration, reductions in loan demand, reductions in deposit levels necessitating increased borrowing to fund loans and investments, changes in loan default and charge-off rates, changes in the size and nature of the Corporation’s competition, changes in legislation or regulation and accounting principles, policies and guidelines, and changes in the assumptions used in making such forward-looking statements. The Corporation assumes no obligation to update forward-looking statements or update the reasons actual results, performance or achievements could differ materially from those provided in the forward-looking statements, except as required by law.

Washington Trust Bancorp, Inc. and Subsidiaries
FINANCIAL SUMMARY
	Three Months Ended
	June 30,	Mar. 31,	June 30,
(Dollars and shares in thousands, except per share amounts)	2006	2006	2005

Operating Results
Net interest income	$15,217	$15,415	$14,972
Provision for loan losses	300	300	300
Net realized gains on securities	765	59	3
Other noninterest income	10,682	9,461	6,991
Noninterest expenses	17,280	15,704	13,373
Income tax expense	2,907	2,858	2,654
Net income	6,177	6,073	5,639

Per Share
Basic earnings	$0.46	$0.45	$0.42
Diluted earnings	$0.45	$0.44	$0.41
Dividends declared	$0.19	$0.19	$0.18

Weighted Average Shares Outstanding
Basic	13,419.9	13,386.8	13,296.0
Diluted	13,703.2	13,698.6	13,592.3

Key Ratios
Return on average assets	1.02%	1.01%	0.97%
Return on average equity	15.28%	15.09%	14.58%
Interest rate spread (taxable equivalent basis)	2.43%	2.53%	2.48%
Net interest margin (taxable equivalent basis)	2.75%	2.84%	2.76%

Allowance for Loan Losses
Balance at beginning of period	$18,247	$17,918	$17,058
Provision charged to earnings	300	300	300
Net (charge-offs) recoveries	(67)	29	84
Balance at end of period	$18,480	$18,247	$17,442

Washington Trust Bancorp, Inc. and Subsidiaries
FINANCIAL SUMMARY

	Six Months Ended
	June 30,	June 30,
(Dollars and shares in thousands, except per share amounts)	2006	2005

Operating Results
Net interest income	$30,632	$29,593
Provision for loan losses	600	600
Net realized gains on securities	824	3
Other noninterest income	20,143	13,070
Noninterest expenses	32,984	25,817
Income tax expense	5,765	5,200
Net income	12,250	11,049

Per Share
Basic earnings	$0.91	$0.83
Diluted earnings	$0.89	$0.81
Dividends declared	$0.38	$0.36

Weighted Average Shares Outstanding
Basic	13,403.4	13,289.4
Diluted	13,699.6	13,602.3

Key Ratios
Return on average assets	1.02%	0.95%
Return on average equity	15.19%	14.39%
Interest rate spread (taxable equivalent basis)	2.49%	2.49%
Net interest margin (taxable equivalent basis)	2.79%	2.76%

Allowance for Loan Losses
Balance at beginning of period	$17,918	$16,771
Provision charged to earnings	600	600
Net (charge-offs) recoveries	(38)	71
Balance at end of period	$18,480	$17,442

Washington Trust Bancorp, Inc. and Subsidiaries
FINANCIAL SUMMARY

	June 30,	Dec. 31,	June 30,
(Dollars and shares in thousands, except per share amounts)	2006	2005	2005
Period-End Balance Sheet
Assets	$2,432,277	$2,402,003	$2,339,264
Total securities	786,251	783,941	826,052
Loans:
Commercial and other:
Mortgages	273,186	291,292	274,330
Construction and development	33,768	37,190	32,382
Other	258,655	226,252	221,877
Total commercial and other	565,609	554,734	528,589
Residential real estate:
Mortgages	568,914	565,680	546,364
Homeowner construction	20,280	17,028	20,846
Total residential real estate	589,194	582,708	567,210
Consumer:
Home equity lines	153,037	161,100	162,465
Other	123,468	103,366	86,960
Total consumer	276,505	264,466	249,425
Total loans	1,431,308	1,401,908	1,345,224

Deposits:
Demand deposits	184,227	196,102	201,509
NOW accounts	178,063	178,677	179,824
Money market accounts	239,912	223,255	183,318
Savings accounts	191,585	212,499	233,811
Time deposits	877,010	828,725	732,236
Total deposits	1,670,797	1,639,258	1,530,698
Brokered deposits included in time deposits	216,138	200,115	202,754
Federal Home Loan Bank advances	543,588	545,323	625,641
Shareholders’ equity	161,329	158,446	156,870

Capital Ratios
Tier 1 risk-based capital	9.41%	9.06%	9.26%
Total risk-based capital	10.85%	10.51%	10.78%
Tier 1 leverage ratio	5.73%	5.45%	5.53%

Share Information
Shares outstanding at end of period	13,429.4	13,361.8	13,307.4
Book value per share	$12.01	$11.86	$11.79
Tangible book value per share	$8.02	$7.79	$10.01
Market value per share	$27.72	$26.18	$27.67

Credit Quality
Nonaccrual loans	$2,435	$2,414	$2,435
Other real estate owned, net	-	-	4
Nonperforming assets to total assets	0.10%	0.10%	0.10%
Nonaccrual loans to total loans	0.17%	0.17%	0.18%
Allowance for loan losses to nonaccrual loans	758.93%	742.25%	716.30%
Allowance for loan losses to total loans	1.29%	1.28%	1.30%

Assets Under Administration
Market value	$3,424,698	$3,271,756	$1,852,925

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
	(Unaudited)
(Dollars in thousands)	June 30,	December 31,
	2006	2005
Assets:
Cash and due from banks	$44,042	$48,997
Federal funds sold and other short-term investments	8,133	17,166
Mortgage loans held for sale	1,362	439
Securities:
Available for sale, at fair value; amortized cost $636,298 in 2006 and $620,638 in 2005	625,793	619,234
Held to maturity, at cost; fair value $155,484 in 2006 and $162,756 in 2005	160,458	164,707
Total securities	786,251	783,941
Federal Home Loan Bank stock, at cost	33,915	34,966
Loans:
Commercial and other	565,609	554,734
Residential real estate	589,194	582,708
Consumer	276,505	264,466
Total loans	1,431,308	1,401,908
Less allowance for loan losses	18,480	17,918
Net loans	1,412,828	1,383,990
Premises and equipment, net	24,261	23,737
Accrued interest receivable	10,749	10,594
Investment in bank-owned life insurance	38,985	30,360
Goodwill	39,963	39,963
Identifiable intangible assets	13,598	14,409
Other assets	18,190	13,441
Total assets	$2,432,277	$2,402,003

Liabilities:
Deposits:
Demand deposits	$184,227	$196,102
NOW accounts	178,063	178,677
Money market accounts	239,912	223,255
Savings accounts	191,585	212,499
Time deposits	877,010	828,725
Total deposits	1,670,797	1,639,258
Dividends payable	2,554	2,408
Federal Home Loan Bank advances	543,588	545,323
Junior subordinated debentures	22,681	22,681
Other borrowings	7,173	9,774
Accrued expenses and other liabilities	24,155	24,113
Total liabilities	2,270,948	2,243,557

Shareholders’ Equity:
Common stock of $.0625 par value; authorized 30,000,000 shares;
issued 13,443,046 shares in 2006 and 13,372,295 in 2005	840	836
Paid-in capital	34,516	32,778
Retained earnings	133,880	126,735
Accumulated other comprehensive (loss) income	(7,566)	(1,653)
Treasury stock, at cost; 13,677 shares in 2006 and 10,519 in 2005	(341)	(250)
Total shareholders’ equity	161,329	158,446
Total liabilities and shareholders’ equity	$2,432,277	$2,402,003

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME

(Dollars and shares in thousands, except per share amounts)	(Unaudited)
	Three Months		Six Months
Periods ended June 30,	2006	2005	2006	2005
Interest income:
Interest and fees on loans	$23,130	$19,096	$45,027	$36,921
Interest on securities
Taxable	8,648	8,285	17,060	16,719
Nontaxable	371	204	699	389
Dividends on corporate stock and Federal Home Loan Bank stock	249	625	926	1,244
Interest on federal funds sold and other short-term investments	150	79	265	134
Total interest income	32,548	28,289	63,977	55,407
Interest expense:
Deposits	11,161	7,627	21,399	14,559
Federal Home Loan Bank advances	5,745	5,670	11,104	11,219
Junior subordinated debentures	338	-	676	-
Other	87	20	166	36
Total interest expense	17,331	13,317	33,345	25,814
Net interest income	15,217	14,972	30,632	29,593
Provision for loan losses	300	300	600	600
Net interest income after provision for loan losses	14,917	14,672	30,032	28,993
Noninterest income:
Wealth management and trust services	6,177	3,486	12,059	6,698
Service charges on deposit accounts	1,236	1,168	2,355	2,179
Merchant processing fees	1,656	1,337	2,703	2,115
Income from bank-owned life insurance	346	279	625	551
Net gains on loan sales	336	418	612	905
Net realized gains on securities	765	3	824	3
Other income	931	303	1,789	622
Total noninterest income	11,447	6,994	20,967	13,073
Noninterest expense:
Salaries and employee benefits	9,830	7,450	19,449	14,909
Net occupancy	1,018	802	1,972	1,655
Equipment	881	869	1,680	1,751
Merchant processing costs	1,407	1,098	2,294	1,734
Advertising and promotion	681	733	1,118	1,036
Outsourced services	496	444	1,014	857
Legal, audit and professional fees	403	520	779	912
Amortization of intangibles	406	99	811	246
Other	2,158	1,358	3,867	2,717
Total noninterest expense	17,280	13,373	32,984	25,817
Income before income taxes	9,084	8,293	18,015	16,249
Income tax expense	2,907	2,654	5,765	5,200
Net income	$6,177	$5,639	$12,250	$11,049

Weighted average shares outstanding - basic	13,419.9	13,296.0	13,403.4	13,289.4
Weighted average shares outstanding - diluted	13,703.2	13,592.3	13,699.6	13,602.3
Per share information:
Basic earnings per share	$0.46	$0.42	$0.91	$0.83
Diluted earnings per share	$0.45	$0.41	$0.89	$0.81
Cash dividends declared per share	$0.19	$0.18	$0.38	$0.36

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS

	(Unaudited)
Three months ended June 30,	2006			2005
	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Residential real estate loans	$590,595	$7,505	5.10%	$558,645	$6,889	4.95%
Commercial and other loans	568,937	11,049	7.79%	518,025	8,922	6.91%
Consumer loans	272,819	4,633	6.81%	243,756	3,329	5.48%
Total loans	1,432,351	23,187	6.49%	1,320,426	19,140	5.81%
Federal funds sold and
other short-term investments	12,827	150	4.69%	12,018	79	2.64%
Taxable debt securities	737,987	8,648	4.70%	804,232	8,285	4.13%
Nontaxable debt securities	39,659	570	5.76%	21,369	315	5.91%
Corporate stocks and FHLB stock	51,128	343	2.69%	51,511	720	5.61%
Total securities	841,601	9,711	4.63%	889,130	9,399	4.24%
Total interest-earning assets	2,273,952	32,898	5.80%	2,209,556	28,539	5.18%
Non interest-earning assets	154,648			127,417
Total assets	$2,428,600			$2,336,973
Liabilities and Shareholders’ Equity:
NOW accounts	$177,260	$80	0.18%	$180,103	$77	0.17%
Money market accounts	233,489	1,835	3.15%	186,957	919	1.97%
Savings deposits	195,251	274	0.56%	241,594	372	0.62%
Time deposits	871,519	8,972	4.13%	733,927	6,259	3.42%
FHLB advances	554,639	5,745	4.15%	631,390	5,670	3.60%
Junior subordinated debentures	22,681	338	5.98%	-	-	-%
Other	7,346	87	4.75%	1,891	20	4.12%
Total interest-bearing liabilities	2,062,185	17,331	3.37%	1,975,862	13,317	2.70%
Demand deposits	182,546			189,465
Other liabilities	22,184			16,983
Shareholders’ equity	161,685			154,663
Total liabilities and shareholders’ equity	$2,428,600			$2,336,973
Net interest income (FTE)		$15,567			$15,222
Interest rate spread			2.43%			2.48%
Net interest margin			2.75%			2.76%

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS

	(Unaudited)
Six months ended June 30,	2006			2005
	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Residential real estate loans	$590,217	$14,909	5.09%	$544,822	$13,394	4.96%
Commercial and other loans	562,511	21,303	7.64%	515,158	17,348	6.79%
Consumer loans	269,960	8,922	6.66%	237,278	6,268	5.33%
Total loans	1,422,688	45,134	6.40%	1,297,258	37,010	5.75%
Federal funds sold and
other short-term investments	11,510	265	4.64%	11,349	134	2.38%
Taxable debt securities	737,776	17,060	4.66%	817,412	16,719	4.12%
Nontaxable debt securities	37,430	1,074	5.79%	20,256	599	5.96%
Corporate stocks and FHLB stock	50,241	1,104	4.43%	52,178	1,443	5.58%
Total securities	836,957	19,503	4.70%	901,195	18,895	4.23%
Total interest-earning assets	2,259,645	64,637	5.77%	2,198,453	55,905	5.13%
Non interest-earning assets	152,019			126,801
Total assets	$2,411,664			$2,325,254
Liabilities and Shareholders’ Equity:
NOW accounts	$173,859	$147	0.17%	$175,630	$155	0.18%
Money market accounts	230,911	3,442	3.01%	191,740	1,760	1.85%
Savings deposits	199,984	561	0.57%	245,256	748	0.62%
Time deposits	861,464	17,249	4.04%	711,527	11,896	3.37%
FHLB advances	551,035	11,104	4.06%	643,410	11,219	3.52%
Junior subordinated debentures	22,681	676	6.01%	-	-	-%
Other	7,183	166	4.67%	1,700	36	4.17%
Total interest-bearing liabilities	2,047,117	33,345	3.28%	1,969,263	25,814	2.64%
Demand deposits	181,257			185,893
Other liabilities	21,972			16,550
Shareholders’ equity	161,318			153,548
Total liabilities and shareholders’ equity	$2,411,664			$2,325,254
Net interest income (FTE)		$31,292			$30,091
Interest rate spread			2.49%			2.49%
Net interest margin			2.79%			2.76%